DURING THESE DARK DAYS, ONE STAR HAS SHINED BRIGHT.


NuStar
Energy LP
2008 Summary Annual Report




NuStar


NuStar Energy L.P.

NuStar Energy L.P. is a publicly traded, limited partnership based in San Antonio, with 8,491 miles of pipeline, 82 terminal facilities, four crude oil storage tank facilities and two asphalt refineries with a combined throughput capacity of 104,000 barrels per day. One of the largest asphalt refiners and marketers in the U.S. and the second largest independent liquids terminal operator in the nation, NuStar has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership's combined system has over 91 million barrels of storage capacity, and includes two asphalt refineries, crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage facilities.

NuStar Energy LP's Results Are a Bright Spot in a Dark Economy

Financial Highlights

(Thousands of dollars, except per unit data)

Year Ended December 31,	2008	2007
Revenues	$ 4,828,770	$1,475,014
Operating Income	$ 310,073	$ 192,599
Net Income	$ 254,018	$ 150,298
Net Income Per Unit Applicable to Limited Partners	$ 4.22	$ 2.74
Distributable Cash Flow*	$ 319,079	$ 221,096
Cash Distributions Per Unit Applicable to Limited Partners	$ 4.085	$ 3.835
Total Assets	$ 4,459,597	$3,783,087
Total Partners' Equity	$ 2,206,997	$1,994,832
Capital Expenditures (including acquisitions)	$ 1,012,354	$ 251,313

This summary annual report format provides condensed financial statement disclosure. The company's full financial statements are contained in its Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the Securities and Exchange Commission and made available to all unitholders. This information is also available at www.nustarenergy.com.

** For reconciliations of the distributable cash flow measures provided in this report to GAAP, please see NuStar Energy L.P.'s current report on Form 8-K dated April 8, 2009.*

A Letter to our Unitholders

While many companies struggled during the dark days of 2008, NuStar shined brightly **finishing the year with record results in virtually every aspect of our business!**

Both NuStar Energy L.P. and NuStar GP Holdings, LLC reported record earnings, distributable cash flow and EBITDA for 2008 – all significantly higher than 2007!

With revenues over 225 percent higher, at $4.8 billion, the L.P. earned a place on the FORTUNE 500 list for the first time ever! This accomplishment is indicative of the significant scale that we have achieved in record time through our successful growth strategy.

Certainly, the acquisition of CITGO Asphalt Refining Company in 2008 was one of the primary drivers of our many record achievements. It added two asphalt refineries with a combined throughput capacity of 104,000 barrels per day and three asphalt terminals on the East Coast.

This acquisition literally transformed our company overnight into the No. 1 asphalt producer on the U.S. East Coast and the No. 3 asphalt producer in the nation. Not only does this acquisition provide exposure in one of the nation's best asphalt markets, it complements our existing business, further diversifies our customer base and expands our geographic diversity.

And, it's already proven to be a great acquisition as it has exceeded even our very bullish outlook. As we predicted, the tight supply/demand balance resulted in historic profit margins for our asphalt operations in 2008. In fact, these operations proved to be the single largest contributor to the increase in our earnings last year.



2008 WAS A RECORD YEAR IN VIRTUALLY EVERY RESPECT!

Also contributing to the earnings increase was the timely completion of several storage expansion projects that were part of our historic $400 million construction program. The vast majority of these projects, which were completed on time and on budget, are backed by long-term contracts. And, they are expected to be accretive to distributable cash flow with internal rates of return in the range of 15-20 percent.

As a result of these acquisitions and expansion projects, we are now one of the largest and most geographically diverse master limited partnerships (MLPs) and the second largest independent terminal operator in the nation.

Because of our growth, the L.P.'s net income applicable to limited partners was a record $224.7 million, or $4.22 per unit, a 74 percent increase over the $129.2 million, or $2.74 per unit, earned in 2007. The really great news is that we exceeded our distribution growth target by increasing it nearly 7 percent in 2008, so it currently stands at $1.0575 per unit, which would equate to $4.23 per unit on an annual basis.

And, while the nation entered the worst economic crisis since the Great Depression, we are pleased to report that the L.P. significantly outperformed the S&P 500 and the Alerian MLP Index, and it was the third best-performing MLP in our peer group for 2008 based on total return!

In addition to these outstanding financial results, NuStar earned more recognition than ever before as

a result of our unique corporate culture. Because the company puts safety first, we had one of the best safety and environmental performances in the industry and the best record in our eight-year history. The Total Recordable Injury Rate and Lost-Time Incident Rate – two important measures of safety performance – were far better than the industry averages, and the reason that we continued to win national safety awards.

One of our proudest accomplishments was the recognition that NuStar received for being one of the top workplaces in the nation and in several of our communities. In our first year to apply, we earned a place on FORTUNE Magazine's prestigious list of the "100 Best Companies To Work For," coming in at No. 44. What's more, NuStar was named the No. 1 best large company to work for in Texas by Texas Monthly magazine and was named a top employer by local media competitions in our hometown of San Antonio, as well as in Wichita, Kansas, and the Coastal Bend region of Texas!

One of the reasons that NuStar is such a great workplace is our commitment to giving back to our communities. In 2008, the company and employees contributed a record $1.9 million to the United Way, with an incredible 99 percent of the employees participating in the campaign and the corporate employees logging the highest per capita gift in the U.S. But as we always say, money doesn't solve problems, people do! So we're especially proud that our employees worked a record 43,000 volunteer hours, more than doubling the number of hours contributed just two years ago.

These record results are a true reflection of NuStar's caring and sharing culture. As we always say, if you take care of the employees, they'll take care of our unitholders and communities. That philosophy was proven true time and again in 2008!

Why We Expect NuStar to Shine in 2009

Looking ahead, 2009 is expected to be another record year due to projected higher earnings from all of our business segments: transportation, storage and asphalt and fuels marketing.

Our transportation segment should realize higher earnings in 2009 as a result of a tariff increase of 7.6 percent effective July 1. This increase is expected to be the highest of its kind since indexing began.

Turning to our storage segment, it should benefit from a full year's contribution primarily from the projects completed under the company's $400 million construction program. And to the extent that certain storage contracts are up for renewal, we expect to profit from contango markets as customers have an incentive to continue to store products since the price of commodities for future delivery is higher than the spot price.

NuStar Energy L.P. Total Unitholder Return


120%
100%
80%
60%
40%
5/12/08
7/11/08
9/10/08
11/10/08
1/10/09
3/12/09
5/12/09
NuStar Energy
S&P 500
Peer Group








NuStar







What's really exciting about our outlook is the great potential for record results from our asphalt operations. We have already started off the year with asphalt inventories below the five-year historical average. The tight supply has been primarily driven by a lack of asphalt imports since early last year. Looking at the remainder of the year, a reduction in U.S. refinery utilization rates should result in less asphalt being produced, as refiners continue to run at lower throughput rates because of weak margins for gasoline and distillates. Also limiting asphalt production has been OPEC's decision to cut production of heavier, sour crude oil barrels, which results in less asphalt being produced. As a result, asphalt supply is expected to be tighter in 2009 than 2008, and tighter supplies typically translate into higher profit margins.

NUSTAR HAS A TRACK RECORD OF DISTRIBUTION INCREASES!

On the demand side, the picture is also bullish! The American Recovery and Revitalization Act provides for $29 billion in transportation infrastructure investments. This stimulus spending alone is expected to increase asphalt demand by more than 10 percent between 2009 and 2011 over 2008 levels. And, more than 25 percent of the $29 billion is expected to be allocated to the markets that we serve.

It's also important to note that the U.S. Congress is already considering the reauthorization of SAFETEA-LU, which is the legislation that authorizes the federal surface transportation programs for highways, highway safety and transit. According to news reports, some Congressional leaders are advocating for this new funding to be significantly higher than the current appropriation.

In addition to the increased asphalt demand in the U.S., foreign stimulus efforts are expected to increase global asphalt demand – further tightening supply and driving up margins.

The long-term outlook is just as bright! There are still a lot of U.S. coker units coming online over the next few years. This should continue to cause the supply of asphalt to tighten and asphalt margins to increase, as these coker units process more of the by-products of heavy, sour crude oil that are used to produce asphalt. So in essence, we should be able to take advantage of coker margins without having to invest in a coker.

As a result of all of these great fundamentals, we are expecting to have another record year and targeting a distribution increase again in 2009! Even better, we remain very bullish on the long-term fundamentals of our business and expect strong earnings in the years to come!

Why our Star Shines Brighter

The future should be even brighter because of several strategic advantages that set us apart from our peers. We benefit from being the most geographically diverse MLP with a high-quality, large and diverse asset footprint that covers eight different countries.

Our base business is our steady and stable pipelines and terminals network, which has performed well even in an economic recession. And of course, our fast-growing asphalt business is expected to provide further upside to our financial results, as we are expected to benefit from better-than-historic asphalt margins as supply continues to tighten.

From a financial standpoint, we are one of only a handful of MLPs with an investment-grade credit rating, which is important to be able to access capital markets especially in a tough market. We also have a strong balance sheet, about $600 million available under our current revolving credit agreement (as of the end of 2008), and a debt-to-capitalization ratio of around 46 percent (also as of year-end), which is in line with our peers. What's more, we are well-situated to fund our current operations, internal growth projects and distribution payments without accessing capital markets, and we expect to pay down additional debt this year.

This financial strength fuels our growth! And, there's no shortage of great expansion opportunities as we've identified around $500 million of new internal growth projects and acquisition targets over the next few years. These projects are expected to have strong rates of return similar to the current projects that are underway. As we've always said, our long-term goal is to continue aggressively growing both companies and increasing the unitholder value for both the GP and LP unitholders.

And, we have a proven track record of doing just that! We have acquired strategic assets that have been accretive to earnings and distributable cash flow, invested in high-return internal growth projects, grown our distributions and outperformed our peers in terms of total unitholder returns.

We also have another competitive advantage that none of our peers can claim: our special caring and sharing culture. At NuStar, we take care of our employees, make safety and environmental excellence top priorities, achieve the highest standards of operational excellence, contribute our time and money to our communities, take great pride in our company and always strive to be the best!

Of course, we wouldn't have such a special corporate culture if not for the support of all of our employees, board members, business partners, neighbors and unitholders. You are the key to our past success and our bright future. You are the reason that our star has shined brightly during even the darkest of days. And, you are the reason why we always say and truly believe **The Best Is Yet To Come!**

Chairman of the Board *President & CEO*

NuStar Energy Annual Distribution



8% Compound Annual Growth Rate
$2.40*
$2.75
$2.95
$3.20
$3.365
$3.60
$3.835
$4.085
2001
2002
2003
2004
2005
2006
2007
2008

*Based on annualized distribution of $0.60 per unit in 2001.

A Shining Star Around the Globe



WA
Tacoma
Vancouver (2)
Portland
OR
ID
MT
ND
Mandan
BNRR
Jamestown (North)
Jamestown (East)
Moorhead
MN
Sauk Centre
BNRR
Twin Cities (Roseville)
Aberdeen
SD
Wolsey
Sioux Falls
Rock Rapids
Milford
Mitchell
Yankton
Le Mars
Norfolk
IA
Council Bluffs
Columbus
NE
North Platte
Osceola
Geneva
WY
Rawlins
NV
Pittsburg Asphalt
Benicia
Selby
Stockton
CA
UT
CO
Denver
Colorado Springs
Phillipsburg
Cheyenne Wells
KS
Concordia
Salina
Hutchinson
Arkansas City
MO
Los Angeles
AZ
Rosario Asphalt
Albuquerque
NM
Alamogordo
El Paso
Hooker
Clawson
OK
Catoosa Asphalt
Wynnewood
Wasson
AR
Dixon
Amarillo
Ringgold
Wichita Falls
Grapevine
Southlake
Abernathy
Lubbock
TX
LA
San Antonio East
NuStar
San Antonio South
Houston Asphalt
Pettus
Hobby
Texas City (2)
Placedo
Laredo
Nuevo Laredo
Corpus Christi
Edinburg
Harlingen
Burgos Basin (PEMEX)
Brownsville
LEGEND
NuStar
Headquarters/International Office
NuStar Energy L.P. Refined Product Terminals
Third-Party Asphalt Terminal
Nustar Asphalt Terminal
Crude Oil Storage Facilities
Crude Oil Storage Tanks
Asphalt Refinery
Origin/Termination Points
Central West Crude Oil Pipelines System
Central West Refined Products Pipelines System
Single-Use Refined Product Pipelines
Single-Use Crude Oil Pipeline
North Refined Products Pipelines System
East Refined Products Pipelines System
Ammonia Pipelines System

NuStar Fast Facts:

- Operations in eight different countries
- Nearly 1,700 employees around the globe
- Approximately $4.5 billion in total assets
  - 8,491 miles of pipeline
  - 82 terminals
  - Four crude oil storage tank facilities
  - Over 91 million barrels of storage capacity
  - Two asphalt refineries with a combined throughput capacity of 104,000 barrels per day


Point Tupper
ME
NH
MA
CT
NY
Albany
WI
MI
PA
Bronx
Linden (2)
Perth Amboy
Paulsboro
NJ
DE
Blue Island
IL
IN
OH
Baltimore
Andrews AFB
Dumfries
Salisbury
Indianapolis
WV
Piney Point
MD
Hopewell
KY
VA
Virginia Beach
NC
Charlotte
TN
Gainesville
Wilmington
SC
Fulco
Gwinnett
Lithonia
Bremen
Moundville
Charleston
AL
Macon
MS
Montgomery
Savannah
GA
Brunswick
St. James
Jacksonville
FL




Caribbean
Netherland Antilles
St. Eustatius


UK and Amsterdam
Norway
Scotland
Glasgow
Grangemouth
Denmark
Belfast
Ireland
Runcorn
Netherlands
Amsterdam
Eastham
England
Grays
Germany
Belgium
France





Shining Brightly Because of our Growth Strategy

Since it went public in 2001, NuStar Energy L.P. has grown from 160 employees to nearly 1,700; from $387 million in assets to $4.5 billion; and from $99 million to an incredible $4.8 billion in revenue in 2008. Once a regional operator, NuStar is now a global player with world-class operations in eight different countries. It is a FORTUNE 500 company that's ranked as the second largest independent liquids terminal operator in the nation and one of the largest asphalt producers and suppliers. With its experience acquiring assets, expertise in upgrading and expanding its operations and solid financial strength, NuStar clearly has the tools necessary to continue growing in the years to come. Most importantly, the company is committed to acquiring assets and investing in projects that build on its base business and support its new asphalt strategy. That's why even in this tough economy, the company's star has never shined more brightly!



Safety and Environmental Excellence Make NuStar Shine







Most companies are fortunate to receive one award in a single year. But in 2008, NuStar was honored with several safety awards from the Independent Liquids Terminals Association, National Safety Council, American Petroleum Institute and CSX Transportation. Because safety comes first, the company's Total Recordable Injury Rate and Lost-Time Incident Rate – two important measures of safety performance – were far better than the industry averages in 2008. What's more, the company realized a marked improvement in its environmental performance last year. As a result of these improvements, NuStar has one of the best health, safety and environmental track records in the industry. At NuStar, safety and environmental excellence are core values so they always take top priority. And that is without a doubt the most important way the company can protect its employees, contract workers, communities, assets and unitholders!







NuStar's Spirit of Giving Shines Through





On any given day, you might find NuStar employees cleaning up parks, mentoring at-risk youth, feeding the hungry, comforting the elderly or raising money for a worthy cause. The company's employees give generously of their time and money to charities stretching from the Carolinas to California, and from Canada to the UK. In 2008, they gave a record 43,000 volunteer hours, more than doubling the number of hours contributed just two years ago. They also gave a record $1.9 million with company match to the United Way, and they achieved an incredible 99 percent participation rate companywide. To help the homeless, the employees have organized a charity golf tournament that has raised approximately $5 million over the past three years. And, these are just a few of the ways that the employees have given back to their communities. They are the reason why the company's star has shined so bright in all of its communities.

Employees Are Shining Examples of Success








FORTUNE
THE 100 BEST
NuStar
VOTED #44
BEST COMPANIES
TO WORK FOR

It takes great employees to make a great company. And NuStar has the best employees, as they are talented, hard-working and dedicated. The company has recruited and retained such an outstanding workforce by making NuStar a great place to work. In fact, the company earned a rank of No. 44 on FORTUNE Magazine's prestigious list of the "100 Best Companies To Work For" in 2008. In addition to that honor, NuStar was named the No. 1 best large company to work for in Texas by Texas Monthly magazine and was named a top employer through local media competitions in San Antonio as well as in Wichita, Kansas, and the Coastal Bend region of Texas. This recognition is particularly noteworthy considering that the company earned such high rankings on all of these lists in its first year of participation and that these rankings are predominantly based on confidential employee surveys.



Condensed Financial Information

Condensed Financial Information

The financial information presented on pages 16-19 of this summary annual report should be read in conjunction with NuStar Energy L.P.'s complete consolidated financial statements, including the notes, and management's discussion and analysis of financial condition and results of operations. This and other information about the company is contained in NuStar Energy L.P.'s Form 10-K for the year ended December 31, 2008. NuStar Energy L.P.'s 2008 Annual Report on Form 10-K also may be accessed via NuStar's website at www.nustarenergy.com. You may request, without charge, copies of the Form 10-K by writing or calling NuStar's Investor Relations Department. The contact information for this department can be found on the inside back cover of this report.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of NuStar GP, LLC, and Unitholders of NuStar Energy L.P.:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of NuStar Energy L.P. and subsidiaries (the Partnership) as of December 31, 2008 and 2007, and the related consolidated statements of income, partners' equity and cash flows for each of the years in the three-year period ended December 31, 2008 appearing in the Partnership's 2008 Annual Report on Form 10-K (not presented herein). In our report dated February 27, 2009, also appearing in the Annual Report, we expressed an unqualified opinion on those consolidated financial statements.

In our opinion, the information set forth in the accompanying condensed consolidated balance sheets as of December 31, 2008 and 2007, and the related condensed consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 2008 is fairly stated, in all material respects, in relation to the consolidated financial statements from which it has been derived.

KPMG LLP
San Antonio, Texas
February 27, 2009

Condensed Consolidated Balance Sheets




NuStar



THOUSANDS OF DOLLARS		
DECEMBER 31,	**2008**	**2007**
ASSETS		
Current Assets	$486,486	$347,134
Property, Plant and Equipment, Net	2,941,824	2,492,086
Intangible Assets, Net	51,704	47,762
Goodwill	806,330	785,019
Investment in Joint Ventures	68,813	80,366
Deferred Income Tax Asset	12,427	10,622
Other Long-Term Assets, Net	92,013	20,098
TOTAL ASSETS	**$4,459,597**	**$3,783,087**
LIABILITIES AND PARTNERS' EQUITY		
Current Liabilities	$252,024	$242,485
Long-Term Debt, Less Current Portion	1,872,015	1,445,626
Long-Term Payable to Related Party	6,645	5,684
Deferred Income Tax Liability	27,370	34,196
Other Long-Term Liabilities	94,546	60,264
Partners' Equity	2,206,997	1,994,832
TOTAL LIABILITIES AND PARTNERS' EQUITY	**$4,459,597**	**$3,783,087**

Condensed Consolidated Statements of Income

THOUSANDS OF DOLLARS, EXCEPT UNIT AND PER UNIT DATA			
YEAR ENDED DECEMBER 31,	2008	2007	2006
Revenues	$4,828,770	$1,475,014	$1,137,261
Cost of Product Sales	3,864,310	742,972	466,276
Operating Expenses	442,248	357,235	312,604
General and Administrative Expenses	76,430	67,915	45,216
Depreciation and Amortization Expense	135,709	114,293	100,266
Total Costs and Expenses	4,518,697	1,282,415	924,362
Operating Income	310,073	192,599	212,899
Equity Earnings from Joint Ventures	8,030	6,833	5,882
Interest Expense, Net	(90,818)	(76,516)	(66,266)
Other Income, Net	37,739	38,830	3,252
Income from Continuing Operations Before Income Tax Expense	265,024	161,746	155,767
Income Tax Expense	11,006	11,448	5,861
Income from Continuing Operations	254,018	150,298	149,906
Loss from Discontinued Operations, Net of Income Tax	-	-	(376)
NET INCOME	254,018	150,298	149,530
Less Net Income Applicable to General Partner	(29,350)	(21,063)	(16,910)
NET INCOME APPLICABLE TO LIMITED PARTNERS	$224,668	$129,235	$132,620
Income from Continuing Operations Per Unit Applicable to Limited Partners	$4.22	$2.74	$2.84
Weighted Average Number of Basic Units Outstanding	53,182,741	47,158,790	46,809,749







Condensed Consolidated Statements of Cash Flow





THOUSANDS OF DOLLARS			
YEAR ENDED DECEMBER 31,	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:			
Net Income	$254,018	$150,298	$149,530
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:			
Depreciation and Amortization Expense	135,709	114,293	100,266
Gain on Sale or Disposition of Assets	(26,456)	(8,356)	(388)
Changes in Current Assets and Current Liabilities	133,017	(21,326)	10,695
Other, Net	(11,107)	(12,237)	(9,292)
Net Cash Provided by Operating Activities	**485,181**	**222,672**	**250,811**
CASH FLOWS FROM INVESTING ACTIVITIES:			
Capital Expenditures	(202,143)	(251,251)	(124,022)
East Coast Asphalt Operations Acquisition	(803,184)	-	-
Other Acquisitions	(7,027)	-	(154,474)
Proceeds from Sale or Disposition of Assets	50,813	12,667	71,396
Other, Net	5,024	188	(6,134)
Net Cash Used in Investing Activities	**(956,517)**	**(238,396)**	**(213,234)**
CASH FLOWS FROM FINANCING ACTIVITIES:			
Proceeds from Debt Borrowings	2,855,575	1,245,302	269,026
Debt Repayments	(2,761,821)	(1,160,328)	(83,510)
Proceeds from Senior Note Offering, Net	346,224	-	-
Proceeds from Issuance of Common Units, Net and Related General Partner Contributions	241,240	146,118	-
Distributions to Unitholders and General Partner	(241,940)	(197,333)	(183,290)
Other, Net	785	3,301	(6,125)
Net Cash Provided by (Used in) Financing Activities	**440,063**	**37,060**	**(3,899)**
Effect of Foreign Exchange Rate Changes on Cash	(13,190)	(336)	(894)
Net (Decrease) Increase in Cash and Cash Equivalents	**(44,463)**	**21,000**	**32,784**
Cash and Cash Equivalents as of the Beginning of Year	**89,838**	**68,838**	**36,054**
Cash and Cash Equivalents as of the End of Year	**$45,375**	**$89,838**	**$68,838**

CONDENSED CONSOLIDATED FIVE-YEAR FINANCIAL REVIEW

THOUSANDS OF DOLLARS, EXCEPT PER UNIT DATA					
AS OF AND FOR THE YEAR ENDED DECEMBER 31,	2008(a)	2007	2006	2005(b)	2004
STATEMENT OF INCOME DATA:					
Revenues	$4,828,770	$1,475,014	$1,137,261	$659,557	$220,792
Operating Income	310,073	192,599	212,899	152,952	97,268
Income from Continuing Operations	254,018	150,298	149,906	107,675	78,418
Income from Continuing Operations Per Unit Applicable to Limited Partners (c)	4.22	2.74	2.84	2.76	3.15
OTHER FINANCIAL DATA:					
Distributable Cash Flow from Continuing Operations (d)	$319,079	$221,096	$214,203	$153,873	$101,895
Cash Distributions Per Unit Applicable to Limited Partners	4.085	3.835	3.600	3.365	3.200
BALANCE SHEET DATA:					
Property, Plant and Equipment, Net	$2,941,824	$2,492,086	$2,345,135	$2,160,213	$784,999
Total Assets	4,459,597	3,783,087	3,494,208	3,366,992	857,507
Long-Term Debt (Less Current Portion)	1,872,015	1,445,626	1,353,720	1,169,659	384,171
Partners' Equity	2,206,997	1,994,832	1,875,681	1,900,779	438,311
COMMON UNIT MARKET DATA:					
High	$57.15	$71.50	$57.75	$64.20	$61.75
Low	27.00	51.80	48.75	50.15	43.60

(a) The significant increase in revenues, operating income, income from continuing operations and balance sheet data are primarily due to our acquisition of the East Coast Asphalt Operations on March 20, 2008.
(b) The significant increase in revenues, operating income, income from continuing operations and balance sheet data are primarily due to the Kaneb Acquisition completed on July 1, 2005.
(c) Income from continuing operations per unit applicable to limited partners is computed by dividing income from continuing operations applicable to limited partners, after deduction of the general partner's 2% interest and incentive distributions, by the weighted average number of limited partnership units outstanding for each class of unitholder. Basic and diluted income from continuing operations per unit applicable to limited partners is the same because we have no potentially dilutive securities outstanding.
(d) For reconciliations of the distributable cash flow measures provided in this report to GAAP, please see NuStar Energy L.P.'s current report on Form 8-K dated April 8, 2009.

Shining the Spotlight on our Board of Directors

[Left to Right]
Dan Bates has been President and Chief Executive Officer of the Southwest Research Institute since 1997. He also serves as Vice Chairman of the Board of the Federal Reserve Bank of Dallas' San Antonio Branch, as Chairman of the Board of Signature Science L.L.C. and as Vice Chairman of Southwest Automotive Research Center.



Stan McLelland is a director of two privately held companies, Patton Surgical Corp. and the general partner of Yorktown Technologies, LP. Between 1997 and 2001, he served as U.S. Ambassador to Jamaica. Prior to that appointment, Mr. McLelland was Executive Vice President and General Counsel of Valero Energy Corporation.

Curt Anastasio is President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. Prior to becoming President of the L.P. in 1999, Mr. Anastasio held various positions in supply, trading, transportation, marketing, development and legal with a predecessor of Valero Energy Corporation.

Rod Patton retired from Merrill Lynch & Co. in 1999 where he had served as Managing Director in the Energy Group since 1993. Prior to that, he served in investment banking and corporate finance positions with Credit Suisse First Boston and Blyth Eastman Paine Webber. Currently, he is a director of Apache Corporation.

Bill Greehey is Chairman of the Boards of NuStar Energy L.P. and NuStar GP Holdings, LLC. Previously, he served as Chairman of the Board of Valero Energy Corporation from 1979 through January 2007, and as Chief Executive Officer of that company from 1979 until his retirement in 2005.

Dan Hill served as a consultant to El Paso Corporation from 2001 to 2004. Prior to that, he served as President and Chief Executive Officer of Coastal Refining and Marketing Company, and as Senior Vice President of The Coastal Corporation and President of Coastal States Crude Gathering. Previously, Mr. Hill worked for Amoco and Mobil.

Unitholder Information

Physical Address
2330 North Loop 1604 West
San Antonio, TX 78248

Mailing Address
P.O. Box 781609
San Antonio, TX 78278

Phone Number
(800) 866-9060

Common Units
NuStar Energy L.P.'s common units are listed on the New York Stock Exchange under the ticker symbol "NS."

Transfer Agent and Registrar
Computershare Investor Services, LLC has been appointed transfer agent, registrar and distribution disbursing agent for the company's units. Inquiries with respect to unit accounts and distributions and all requests to transfer certificates should be addressed to:

Computershare Investor Services, LLC
250 Royall Street, Mail Stop 1A
Canton, MA 02021
United States of America
Phone: (877) 239-9457
www.computershare.com/contactus

Company Distribution Withholding
Under federal income tax law, individual unitholders are subject to certain penalties and withholdings on company distributions if they have not provided the company with a correct social security number or other taxpayer identification number. For this reason, any unitholder who has not provided a taxpayer identification number should obtain a Form W-9 (Payer's Request for Taxpayer Identification Number). To request a Form W-9, please contact the company's transfer agent and registrar at the address shown above.

Investor Inquiries
NuStar Energy L.P.
Investor Relations Department
P.O. Box 781609
San Antonio, TX 78278
Phone: (210) 918-2895
investorrelations@nustarenergy.com

Media Inquiries
NuStar Energy L.P.
Communications Department
P.O. Box 781609
San Antonio, TX 78278
Phone: (210) 918-2314
corporatecommunications@nustarenergy.com

Website
Please visit www.nustarenergy.com for earnings and other financial results, filings with the Securities and Exchange Commission and background information on the company.



Directors
Bill Greehey
Curt Anastasio
Dan Bates
Dan Hill
Stan McLelland
Rod Patton

Principal Officers
Curt Anastasio
President & Chief Executive Officer

Brad Barron
Senior Vice President & General Counsel

Steve Blank
Senior Vice President, Chief Financial Officer & Treasurer

Rick Bluntzer
Senior Vice President - Operations

Paul Brattlof
Senior Vice President - Trading and Supply

Mary Rose Brown
Senior Vice President - Administration

Mike Hoeltzel
Senior Vice President - Corporate Development

Mary Morgan
Senior Vice President - European Operations

Mark Meador
Vice President - Investor Relations

Danny Oliver
Vice President - Marketing and Business Development

Tom Shoaf
Vice President & Controller

Amy Perry
Corporate Secretary

Non-GAAP Measures
NuStar Energy L.P. and NuStar G.P. Holdings, LLC utilize certain financial measures, EBITDA and distributable cash flow, as applicable, which are not defined in U.S. generally accepted accounting principles (GAAP). NuStar Energy L.P. and NuStar G.P. Holdings, LLC use these financial measures because they are widely accepted financial indicators used by investors to compare partnership and LLC performance. Neither EBITDA nor distributable cash flow should be considered in isolation or as substitutes for net income or cash flows prepared in accordance with GAAP. For reconciliations of the distributable cash flow measures provided in this report to GAAP, please see NuStar Energy L.P.'s current report on Form 8-K dated April 8, 2009.

Forward-Looking Statements
This report includes forward-looking statements regarding future events and the future financial performance of NuStar Energy L.P. All forward-looking statements are based on the company's beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company's current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.'s 2008 annual report on Form 10-K, which can be accessed at www.nustarenergy.com, and subsequent filings with the Securities and Exchange Commission.


NuStar
Energy LP
2008 Summary Annual Report

NuStar Energy LP

2330 North Loop 1604 West ★ San Antonio, Texas 78248
210-918-2000 ★ www.nustarenergy.com